UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a 12

Madison Harbor Balanced Strategies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Madison Harbor Balanced Strategies, Inc.

We want to make you aware that your clients holding shares in Madison Harbor Balanced Strategies, Inc. (the “Company”), as of the record date of October 17, 2016, will receive proxy materials regarding a Special Meeting of Shareholders (the “Special Meeting”) scheduled for December 9, 2016.

At this Special Meeting, the Company is seeking shareholder approval to: (1) sell its remaining interests in its underlying real estate funds and (2) liquidate the Company following the closing of the asset sale. If shareholders approve these proposals then the Company anticipates making an initial distribution to shareholders in January 2017 with one or more additional distributions to follow as the Company is liquidated.

The materials include a proxy statement with detailed information about the proposals and a proxy card that shareholders can sign and return in a postage prepaid envelope. The materials also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.okapivote.com/MHBS. The full proposals are as follows:

Proposal 1

1.	To approve the sale of the Company’s interests in certain underlying real estate funds, which constitute substantially all of the non-cash assets of the Company (the “Asset Sale”), pursuant to an Agreement of Sale and Purchase dated as of September 19, 2016 by and among Landmark Real Estate Partners VII PV II, L.P., a Delaware limited partnership, Landmark Real Estate Partners VII PV III, L.P., a Delaware limited partnership, and the Company attached as Appendix A hereto (the “Purchase Agreement”).

Proposal 2

2.	To approve the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Company, attached as Appendix C hereto, pursuant to which the Company will be liquidated and dissolved as soon as reasonably practicable (but in no event earlier than three months immediately following the closing of the Asset Sale).

The Board of Directors recommends that shareholders vote “FOR” the proposals.

Please note that your clients may receive a telephone solicitation in connection with this Special Meeting from Okapi Partners, the Company’s proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our required solicitation process.  To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter.

•	Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they receive.

•	Explain that their vote is critical no matter how many shares they own.

•	Okapi Partners will need to continue to contact shareholders until the necessary vote is attained.

•	If you or your clients have any questions, please provide this toll-free number for more information: 1-855-208-8901. Agents are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 5:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

1177 Avenue of the Americas, 44th Floor, New York, NY 10036

(212) 380-5500